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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 9, 2005

                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)

        CAYMAN ISLANDS                333-75899             66-0582307

(State or other jurisdiction of      (Commission         (I.R.S. Employer
incorporation or organization)       File Number)        Identification No.)

                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Annual Cash Bonuses

      Transocean Inc. ("Transocean," "we," "us" or "our") awards annual cash bonus incentive opportunities under its Performance Award and Cash Bonus Plan and as contemplated under its Long-Term Incentive Plan. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary, depends primarily upon that individual's position and responsibilities and bonus opportunities provided to comparable positions within our peer group.

      Our Executive Compensation Committee ("Committee") determined in February 2004 that the payout for an executive's 2004 bonus opportunity would be based on the level of achievement of a company-wide financial goal and specific corporate goals, as described below. The overall bonus payout would also be subject to the application of a reduction factor based on our cash flow return on market capitalization ("CFROMC") against established targets, the effect of which could reduce the bonus payment by 0-50%. The financial goal was weighted at 50% and the corporate goals at 50%. For 2004, bonus opportunities ranged from 30% to 90% of base pay. The actual percentage payment can range from 0% to 200% of the bonus opportunity, depending on the Committee's evaluation of an individual's performance against his or her goals.

      The financial goals included in the 2004 bonus opportunities were our 2004 earnings per share ("EPS") as compared to return on equity targets, and a measure of cash flow return on capital ("CFROC"), as assessed and ranked to a group of companies within our peer group. Payout of the EPS goal was based on minimum, target and maximum levels of achievement. The corporate goals for all senior executives included in the 2004 bonus opportunities included goals related to safety, fleet downtime, marketing and cost containment. The final bonus payout was decreased by the application of the CFROMC reduction factor. The Committee met on February 9, 2005 and reviewed the EPS, CFROC performance, the attainment of the corporate goals and objectives and CFROMC for the year 2004. Based on this review, the Committee determined the cash bonuses to be paid to our named executive officers in respect of their 2004 bonus opportunities.

      The Committee has previously determined that the payout for an executive's 2005 bonus opportunity will consist of two separate components: the level of achievement of a company-wide financial goal and corporate goals, with the financial goal to be weighted at 30% and the corporate goals at 70%, and with the potential reduction of payout for both components based on CFROMC performance. For 2005, aggregate bonus opportunities for both components will range from 30% to 90% of base pay, and the actual percentage payment can range from 0% to 200% of the bonus opportunity, depending on the Committee's assessment of an individual's performance against his or her goals. The CFROMC factor can reduce the overall bonus payout by up to 50%.

      The financial goals included in the 2005 bonus opportunities for senior management are our 2005 EPS as compared to return on equity targets, and CFROC, as assessed and ranked to a group of companies within our peer group. Payout of the EPS goal is to be based on minimum, target and maximum levels of achievement. The corporate goals for all senior executives included in the 2005 bonus opportunities included goals related to safety, fleet downtime, marketing, human resource development and cost containment.

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      The cash bonuses paid for 2004 and the 2005 cash bonus opportunities for our named executive officers are as follows:

                                                                                          2005 CASH
                                                                          2004 ANNUAL      BONUS
                       NAME AND POSITION                                   CASH BONUS    OPPORTUNITY
------------------------------------------------------------------        -----------    -----------
Robert L. Long         President and Chief Executive Officer                $410,449         90%

Jean P. Cahuzac        Executive Vice President and Chief                   $206,737         75%
                       Operating Officer

Gregory L. Cauthen     Senior Vice President and Chief Financial            $120,870         55%
                       Officer

Eric B. Brown         Senior Vice President, General Counsel and            $107,281         55%
                      Corporate Secretary

Barbara S. Wood       Vice President and Chief Information Officer          $ 58,895         40%

J. Michael Talbert    Former Executive Chairman of the Board and            $113,768         N/A
                      current Non-Executive Chairman of the Board

Director Compensation

      Fees and Retainers. The Corporate Governance Committee of our board of directors annually reviews the compensation paid to directors to be certain that it is competitive in attracting and retaining qualified directors. Our employees receive no extra pay for serving as directors. On February 9, 2005 the annual retainer paid to each director who is not one of our officers or employees was increased from $40,000 to $50,000, except with respect to Mr. Talbert, whose director compensation arrangement is described below. The annual retainer, committee chairmen annual retainers, board meeting attendance fees and committee meeting attendance fees paid to our outside directors other than Mr. Talbert are as follows:

         -  Annual Retainer - $50,000
         -  Audit Committee Chairman Retainer - $20,000
         -  Other Committee Chairman Retainer - $10,000
         -  Board Meeting Attendance Fee - $2,000
         -  Committee Meeting Attendance Fee - $1,500

      Mr. Talbert became our non-executive Chairman after his retirement from active employment with the company in October 2004. Based upon research done by us and our compensation consultant, the board determined that an appropriate retainer for a non-executive chairman would be $160,000 per year. Mr. Talbert was paid a pro-rated portion of this retainer for 2004. Mr. Talbert receives the regular board meeting attendance fees but does not receive any additional fees for attendance at board committee meetings. In addition, Mr. Talbert will receive the same equity grant given to other outside directors.

      Equity Awards. Under our Long-Term Incentive Plan, we currently make discretionary equity awards determined by our board to outside directors. For 2005, the board expects to grant deferred units to outside directors equal in value to $88,000, based upon the average price of our

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ordinary shares for the 10 trading days prior to our 2005 annual general meeting of shareholders. This grant will be made immediately after such annual meeting. The units will vest equally over a three year period and will be required to be held by directors until they leave the board. The board may grant directors joining our board after the annual meeting an award but it has not yet made a determination as to the size of that award.

Severance Policy

      The Committee also adopted, on behalf of the board of directors, a severance benefit policy for our executives, effective as of February 9, 2005. The policy applies to employees holding a job title of vice president or higher, which currently includes approximately 15 persons. The benefits under the policy are not available to any executives who enter into separate severance agreements with us after February 9, 2005. Under the policy, any executive who is terminated for our convenience (as determined in the sole discretion of the Committee) will be entitled to the following:

   -  a cash payment for his base salary up to the date of termination;

   - a cash payment of a pro rata share of his bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, determined by the Executive Compensation Committee in its sole discretion;

   - a cash payment equal to his annual base salary in effect at the date of termination; and

   - certain outplacement services not to exceed a cost to us of 5% of the base annual salary of the executive.

An executive is required to sign a release in favor of Transocean in order to receive benefits under the policy.

      Any executive terminated under the provisions of this policy will also be deemed to have been terminated for our convenience for purposes of any awards under our long-term incentive plan. Currently, our performance-based option awards and our contingent restricted ordinary share awards provide that a holder of an award who is terminated for our convenience before the end of a performance period will be granted a pro rata share of the total potential award to the date of termination.

Forward-Looking Statements

      The statements made in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements made in this report include, but are not limited to, statements involving the timing and nature of future awards to our outside directors. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, the results of deliberations by our board of directors, and those risks described in our Form 10-K for the year ended December 31, 2003 and in our other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward looking statements.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NUMBER            DESCRIPTION
--------------            -----------
10.1              Executive Severance Benefit Policy of Transocean Inc.
                  effective February 9, 2005.

10.2              Form of 2004 Performance-Based Nonqualified Share Option
                  Award Letter.

10.3              Form of 2004 Employee Contingent Restricted Ordinary
                  Share Award.

10.4              Form of 2004 Director Deferred Unit Award.

10.5              Performance Award and Cash Bonus Plan of Transocean Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 TRANSOCEAN INC.

Date:  February 15, 2005        By:    /s/  William E. Turcotte
                                        -------------------------
                                 Name:  William E. Turcotte
                                 Title: Associate General Counsel

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                                INDEX TO EXHIBITS


Exhibit Number    Description
--------------    -----------
     10.1         Executive Severance Benefit of Transocean Inc. effective
                  February 9, 2005.

     10.2         Form of 2004 Performance-Based Nonqualified Share Option
                  Award Letter.

     10.3         Form of 2004 Employee Contingent Restricted Ordinary
                  Share Award.

     10.4         Form of 2004 Director Deferred Unit Award.

     10.5         Performance Award and Cash Bonus Plan of Transocean Inc.

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